                      FIRST AMENDMENT AND LIMITED WAIVER

    THIS FIRST AMENDMENT AND LIMITED WAIVER, dated as of August 14, 1996 ("Amendment and Waiver"), is entered into by and among CSG SYSTEMS, INC., a Delaware corporation (the "Borrower"), the Lenders party to the Restated Loan Agreement (as defined below), and BANQUE PARIBAS, as agent (not in its individual capacity, but solely as agent, the "Agent") on behalf of the Lenders. Capitalized terms used herein without definition shall have the same meanings herein as given to them in the Restated Loan Agreement.

                                   RECITALS

A. The Borrower, the Lenders and the Agent have entered into that certain Amended and Restated Loan Agreement dated as of April 26, 1996 (the "Restated Loan Agreement"), pursuant to which the Lenders have extended and have agreed to extend and make available to the Borrower certain advances of money in accordance with their respective Commitments and upon the terms and conditions set forth in the Restated Loan Agreement and the other Loan Documents.

B. On June 25, 1996, in order to finance the acquisition of Bytel Limited, a corporation organized under the laws of England and Wales ("Bytel"), by CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation of which the Borrower is a wholly-owned Subsidiary ("Holdings"), the Borrower made two (2) Upstream Loans to Holdings in the amounts of $2,500,000 and $844,827.88, respectively (the "Bytel Acquisition Loans"). The Borrower now desires to cancel the indebtedness of Holdings to the Borrower outstanding under the Bytel Acquisition Loans by declaring and paying Upstream Dividends to Holdings in the form of the cancellation of the two promissory notes of Holdings reflecting the Bytel Acquisition Loans in the amounts of $2,500,000 and $844,827.88, respectively, and the accrued interest thereon. Under SECTION 8.10 of the Restated Loan Agreement, the Borrower is permitted to make or pay one or more Upstream Loans or Upstream Dividends subject to an individual cap of $2,500,000 for each Upstream Loan and each Upstream Dividend and a cumulative cap on all such Upstream Loans and Upstream Dividends of $5,000,000. The making of the Bytel Acquisition Loans, combined with the subsequent cancellation of such Bytel Acquisition Loans and the accrued interest thereon, would result in cumulative Upstream Loans and Upstream Dividends exceeding the $5,000,000 cap. The Borrower desires and has requested that (i) the Bytel Acquisition Loans and subsequent Upstream Dividends arising upon the cancellation of such Bytel Acquisition Loans be collapsed and treated as single transactions for purposes of SECTION 8.10 of the Restated Loan Agreement, resulting in Upstream Dividends in the cumulative amount of $3,344,827.88, (ii) any Default or Event of Default arising under SECTIONS 8.9 or 8.10 of the Restated Loan Agreement as a result of the cancellation of the Bytel Acquisition Loans be waived, (iii) the cumulative cap on Upstream Loans and Upstream Dividends be increased from $5,000,000 to $10,000,000 and (iv) for purposes of SECTION 8.10 of the Restated Loan Agreement, future Upstream Loans made and subsequently cancelled by the Borrower be treated upon such Upstream Loans' cancellation as single transactions in the form of Upstream Dividends rather than Upstream Loans and subsequent additional Upstream Dividends.

                                       1.

C. In addition, the Borrower desires and has requested that (i) monthly financial reports for certain months be required to be delivered no later than the same day on which Holdings releases its earnings publicly rather than within fifteen (15) Business Days after the end of such months and (ii) Capital Expenditures limitations with respect to future periods be increased by $1,000,000 for each such period.

D. The Lenders are willing to provide such limited waiver and amendments, but only on the terms, subject to the conditions and in reliance on the representations and warranties of the Borrower and Holdings set forth in this Amendment and Waiver.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto represent, warrant and agree as follows:

1. WAIVERS. The Lenders hereby waive any Default or Event of Default which has occurred or may occur under SECTION 10.1(e) of the Restated Loan Agreement as a result of a breach of SECTION 8.9 or 8.10 of the Restated Loan Agreement arising from the Borrower's extension of the Bytel Acquisition Loans to Holdings in the principal amounts of $2,500,000 and $844,827.88, and the subsequent cancellation of such Bytel Acquisition Loans and accrued interest thereon, resulting in Upstream Dividends in identical amounts. The Lenders hereby acknowledge that, pursuant to this Amendment and Waiver, the extension and cancellation of each Bytel Acquisition Loan shall each be treated as a single transaction, namely, the payment by the Borrower of an Upstream Dividend to Holdings in the amount of $2,500,000 and $844,827.88, respectively, without interest.

  SECTION 2.  AMENDMENTS.

     (a) SECTION 8.10 is amended to delete the term "$5,000,000" contained in the final sentence and to replace such term with "$10,000,000", and thereafter to add the following additional sentence:

         "For purposes of this SECTION 8.10, any Upstream Loans made and thereafter cancelled or forgiven by the Borrower within one hundred eighty (180) days shall be treated upon any such cancellation or forgiveness as single transactions in the form of Upstream Dividends without interest rather than Upstream Loans and subsequent incremental Upstream Dividends."

     (b) SECTION 7.1(f) is amended to delete the words "As soon as practicable and in any event within fifteen (15) Business Days after the end of each calendar month," and to replace such words with the following:

         "As soon as practicable and in any event (i) within fifteen (15) Business Days after the end of each calendar month other than March, June, September and December

                                       2.

and (ii) with respect to March, June, September and December, no later than the close of business on the Business Day on which Holdings publicly releases or announces its earnings for the calendar quarter which includes such month,"

     (c) SECTION 8.8 is amended to delete the following table:

            "FISCAL YEAR              PERMITTED CAPITAL EXPENDITURES

               1996                            $  7,500,000
               1997                            $  8,000,000
               1998                            $  8,500,000
               1999                            $  9,000,000
               2000                            $  9,500,000"

and to replace such table in its entirety with the following table in its entirety:

            "FISCAL YEAR              PERMITTED CAPITAL EXPENDITURES

               1996                            $  8,500,000
               1997                            $  9,000,000
               1998                            $  9,500,000
               1999                            $ 10,000,000
               2000                            $ 10,500,000"

SECTION 3.  LIMITATIONS ON AMENDMENTS AND WAIVER.

     (a) Each of the waiver set forth in SECTION 1 and the amendments set forth in SECTION 2, above, is effective for the purposes set forth herein and shall each be limited precisely as written and shall not be deemed to (i) be a consent to any other amendment, waiver or modification of any other term or condition of any Loan Document, or (ii) otherwise prejudice any right or remedy which the Lenders or the Agent may now have or may have in the future under or in connection with any Loan Document.

     (b) This Amendment and Waiver shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.

    SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent, on behalf of the Lenders, to enter into this Amendment and Waiver, each of the Borrower and Holdings hereby represents and warrants to the Agent and each Lender as follows:

     (a) After giving effect to this Amendment and Waiver (i) the representations and warranties contained in the Loan Documents (other than those which expressly speak as of a

                                       3.

different date) are true, accurate and complete in all material respects as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing;

     (b) The Borrower has the corporate power and authority to execute and deliver this Amendment and Waiver and to perform its obligations under the Loan Documents to which it is a party;

     (c) The certificate of incorporation, bylaws and other organizational documents of the Borrower delivered to each Lender on the Second Closing are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except as previously certified to the Lenders as of the Second Closing;

     (d) The execution and delivery by the Borrower of this Amendment and Waiver and the performance by the Borrower of its obligations under the Restated Loan Agreement and each of the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Borrower;

     (e) The execution and delivery by the Borrower of this Amendment and Waiver and the performance by the Borrower of its obligations under the Loan Documents to which it is a party do not and will not contravene (i) any law or regulation binding on or affecting the Borrower, (ii) the certificate of incorporation or bylaws of the Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on the Borrower or (iv) any contractual restriction binding on or affecting the Borrower;

     (f) The execution and delivery by the Borrower of this Amendment and Waiver and the performance by the Borrower of its respective obligations under each of the Loan Documents to which it is a party do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Borrower, except as already has been obtained or made; and

     (g) This Amendment and Waiver has been duly executed and delivered by the Borrower and is the binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

   SECTION 5. REAFFIRMATION. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

   SECTION 6. EFFECTIVENESS. This Amendment and Waiver shall become effective upon the execution and delivery to the Agent of a copy of this Amendment and Waiver, whether the same or different copies, by the Borrower and by such Lenders as is sufficient to constitute

                                       4.

Required Lenders (with all agreements, documents and instruments being in form and substance satisfactory to the Agent).

   SECTION 7. RELEASE AND WAIVER. THE BORROWER HEREBY REPRESENTS AND WARRANTS TO THE AGENT AND EACH LENDER THAT IT HAS NO KNOWLEDGE OF ANY FACTS THAT WOULD SUPPORT A CLAIM, COUNTERCLAIM, DEFENSE OR RIGHT OF SET-OFF, AND HEREBY RELEASE THE AGENT AND LENDERS FROM ALL LIABILITY ARISING UNDER OR WITH RESPECT TO AND WAIVES ANY AND ALL CLAIMS, COUNTERCLAIMS, DEFENSES AND RIGHTS OF SET-OFF, AT LAW OR IN EQUITY, THAT THE BORROWER MAY HAVE AGAINST THE AGENT OR ANY LENDER EXISTING AS OF THE DATE OF THIS AMENDMENT AND WAIVER ARISING UNDER OR RELATED TO THIS AMENDMENT AND WAIVER, THE RESTATED LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO THE LOANS CONTEMPLATED HEREBY OR THEREBY OR TO ANY ACT OR OMISSION TO ACT BY THE AGENT OR ANY LENDER WITH RESPECT HERETO OR THERETO.

   SECTION 8. GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

   SECTION 9. COUNTERPARTS. This Amendment and Waiver may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment and Waiver.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed as of the date first written above.

THE BORROWER             CSG SYSTEMS, INC.

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                                       5.

THE AGENT                BANQUE PARIBAS, as Agent

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                                       6.

THE LENDERS             BANQUE NATIONALE DE PARIS

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                         BANQUE PARIBAS

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                         NATIONAL CITY BANK

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________


                         NORWEST BANK COLORADO, N.A.

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                         VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                         UNION BANK OF CALIFORNIA, N.A.

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                                       7.

                    ACKNOWLEDGEMENT OF AMENDMENT AND WAIVER
                         AND REAFFIRMATION OF GUARANTY



1. CSG Systems International, Inc., a Delaware corporation ("Holdings"), hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of this Amendment and Waiver.

2. Holdings hereby consents to and agrees to be bound by this Amendment and Waiver and agrees that its Guaranty of the Obligations of the Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of this Amendment and Waiver or any other document or instrument delivered in connection herewith.

3. Holdings represents and warrants that, after giving effect to this Amendment and Waiver, all representations and warranties contained in its Guaranty are true, accurate and complete as if made the date hereof.

HOLDINGS                 CSG SYSTEMS INTERNATIONAL, INC.

                         By:__________________________________________
                         Printed Name:________________________________
                         Title:_______________________________________

                                       8.